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                                                                     Exhibit 3.1

                             CERTIFICATE OF INCORPORATION

                                          OF

                               PARADISE HOLDINGS, INC.

                            ------------------------------


     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                         I

     The name of this corporation is Paradise Holdings, Inc.

                                         II

     The address of the registered office of this corporation in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                        III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                         IV

     The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock".

     A. The number of shares of Common Stock which the corporation is authorized to issue is Fifty Million (50,000,000), each having a par value of one-tenth of one cent ($.001).

     B. (1) The number of shares of Preferred Stock which the corporation is authorized to issue is Twenty Five Million (25,000,000), each having a par value of one-tenth of one cent ($.001).

          (2) The Preferred Stock may be issued in one or more series. The Board of Directors is authorized to file a Certificate of Designations (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law (the "DGCL"), to fix the number of any such

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series of Preferred Stock, and to determine the designation of any such series, in accordance with the requirements of the DGCL. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                                         V

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors, and of its stockholders or any class thereof, as the case may be, it is further provided as follows:

     A. (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be set forth in the bylaws and may be changed from time to time by amendment to the bylaws as provided therein and herein.

          (2) Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (3) Subject to the rights (if any) of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.

          (4) Subject to the rights (if any) of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

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          (5)  The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

     B. (1) The stockholders of the corporation may alter or amend the corporation's Bylaws, or adopt new Bylaws, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          (2) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the number of directors. If a special meeting of the stockholders is called in accordance with clauses (i) or
(ii) of this Article V (B)(2), the Board of Directors shall fix the date on which such meeting shall be held; PROVIDED that such date shall fall between thirty-five (35) and one hundred twenty (120) days after the date on which such a meeting has been called.

          (3) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                         VI

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, EXCEPT FOR liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) in connection with any unlawful declaration or payment of dividends, stock redemptions, or stock repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     B. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time or prior to the time of such repeal or modification.

                                        VII

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this
Article VII, and all rights conferred upon the

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stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.


                                        VIII

     The name and the mailing address of the Sole Incorporator are as follows:

               NAME                          MAILING ADDRESS
            Elisa Lowy                  C/o Rosenblum, Parish & Isaacs, PC
                                        160 West Santa Clara Street, 15th Floor
                                        San Jose, CA  95113

     IN WITNESS WHEREOF, this Certificate has been subscribed this ____ day of March, 1998, by the undersigned, who affirms that the statements made herein are true and correct.


                                             /s/ ELISA LOWY
                                             -----------------------------------
                                             Elisa Lowy
                                             Sole Incorporator